EXHIBIT 8.1

May 17, 2019
Western Midstream Partners, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046

Re: Western Midstream Partners, LP, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Western Midstream Partners, LP (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the preparation of a prospectus dated on or about the date hereof (the “Prospectus”) forming part of a Registration Statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) common units representing limited partner interests in the Partnership, (ii) preferred units representing limited partner interests in the Partnership, and (iii) debt securities, which may be either senior debt securities or subordinated debt securities, of Western Midstream Operating, LP.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties, and governing documents as set forth in the Registration Statement, including any public filings with the SEC that are incorporated into the Registration Statement by reference.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences” constitute the

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opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences.” We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. You can rely on this opinion in connection with the transactions set forth in the Registration Statement. In addition, this opinion can be relied on by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing units or debt securities pursuant to the Registration Statement. However, you cannot rely on this opinion for any other purpose, and this opinion cannot be furnished to, assigned to, quoted to or relied on by any other person, firm or other entity, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder by the SEC.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.